Report of Independent Registered Pu
blic Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Insurance Series

In planning and performing our audits
of the financial statements of Federat
ed Clover Value Fund
II, Federated Capital Appreciation Fun
d II, Federated Capital Income Fund II,
Federated Equity
Income Fund II, Federated Fund for U.S.
 Government Securities II, Federated High Income Bond
Fund II, Federated International Equity
 Fund II, Federated Kaufmann Fund II, Fed erated Market
Opportunity Fund II, Federated Mid Cap Gro wth Strategies Fund II, Federated Prime Money
Fund II, and Federated Quality Bond Fund I
I (collectively, the "Funds"), each a portfolio of Federated Insurance Series, as of and for t he year ended December 31, 2009, in accordance with the standards of the Public Company Account ing Oversight Board (United States), we considered the Funds' internal control over financial repo rting, including controls over safeguarding securities, as a basis for designing our audit ing procedures for the purpose of expressing our opinion on the financial statements and to comp ly with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on th e effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establi shing and maintaining effective internal control over financial reporting. In fulfilling th is responsibility, estimates and judgments by management are required to assess the expected ben efits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial re porting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reaso nable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit pre paration of financial statements in accordance with generally accepted accounting principles, and t hat receipts and expenditures of the company are being made in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance regarding preven tion or timely detection of the unauthorized acquisition, use, or disposition of the company's ass ets that could have a material affect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluat ion of effectiveness to future periods are subject to the risk that controls may become inadequa te because of changes in conditions, or that the degree of compliance with the policies or proced ures may deteriorate.

A deficiency in internal control over financial re porting exists when the design or operation of a control does not allow management or employees, in t he normal course of performing their assigned functions, to prevent or detect misstatem ents on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in int ernal control over financial reporting, such that there is a reasonable possibility that a material mi sstatement of the Funds' annual or interim financial statements will not be prevented or detect ed on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses und er standards established by the Public
Company Accounting Oversight Board (United States). H owever, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a mate rial weakness as defined above as of December 31, 2009.

This report is intended solely for the information and
 use of management and the Board of
Trustees of Federated Insurance Series and the Securit ies and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties.





/s/ KPMG LLP
Boston, Massachusetts
February 22, 2010